Exhibit 99.1

NEWS RELEASE

Siebel Systems Reports Preliminary Revenue and Earnings
for the Quarter Ended March 31, 2003

SAN MATEO, Calif.-April 4, 2003-Siebel Systems, Inc. (NASDAQ: SEBL), a leading provider of eBusiness applications software, today announced preliminary results for the quarter ended March 31, 2003.

The Company expects total revenues for the first quarter of 2003 to be in the range of $330 million to $335 million and license revenues to be approximately $112 million.

Net income after taxes is expected to be in the range of $3 million to $5 million for the first quarter. The Company's estimated cash, cash equivalents, and short-term investments were approximately $2.22 billion as of March 31, 2003, an increase of approximately $60 million in the quarter.

Like many information technology companies, Siebel Systems operated in an environment of continued global economic deterioration as the quarter progressed. This deterioration resulted in a number of customers unexpectedly postponing purchase decisions beyond the end of the quarter. While the Company believed the sales pipeline remained sufficient to meet its sales projections for Q1, a few transactions were postponed late in the quarter. Had these transactions not been postponed, the Company would have been within its license revenue and earnings guidance for the quarter.

"We continue to be optimistic about the medium- and long-term potential for Siebel Systems," said Thomas M. Siebel, CEO of Siebel Systems. "We are financially rock solid with over $2.2 billion in cash. We continue to demonstrate clear product, customer and CRM market leadership. We are well positioned to differentially benefit as the economy recovers."

Siebel Systems will host a conference call today at 4:30 p.m. EST (1:30 p.m. PST) to discuss its preliminary results. The call can be accessed live over the Internet at www.siebel.com/investor or by dialing (888) 353-7307 in the U.S. or (415) 537-1912 outside the U.S. A replay of the call will be available through April 11, 2003 over the Internet through the same Web site, or by calling (800) 633-8284 in the U.S. or (402) 977-9140 outside the U.S., with reservation number 21139524.

Final first quarter financial results will be reviewed during the Company's regularly scheduled conference call on April 23, 2003 at 5:00 p.m. EDT (2:00 p.m. PDT).

About Siebel Systems
Siebel Systems, Inc. is a leading provider of eBusiness applications software, enabling corporations to sell to, market to, and serve customers across multiple channels and lines of business. With more than 3,500 customers worldwide, Siebel Systems provides organizations with a proven set of industry-specific best practices, CRM applications, and business processes, empowering them to consistently deliver superior customer experiences and establish more profitable customer relationships. Siebel Systems' sales and service facilities are located in more than 28 countries.

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Contact:
Siebel Systems Investor Relations Department
650.295.5656
investor.relations@siebel.com

Siebel is a trademark of Siebel Systems, Inc. and may be registered in certain jurisdictions. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. The final results for the first quarter of 2003 and future operating results of Siebel Systems, Inc. may differ from the preliminary results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with final review of the results and preparation of quarterly financial statements, the financial, economic, political and other uncertainties caused or exacerbated by the current hostilities involving the United States and Iraq, the eBusiness software applications market, dependence on the Internet, risks associated with new versions and new products and risks associated with rapid technological change. Further information on potential factors that could affect the financial results of Siebel Systems, Inc. are included in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Siebel Systems assumes no obligation to update the information in this press release.